UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2010
SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11680 Great Oaks Way, Suite 350, Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 581-6843
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; lection of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 1, 2010, the board of directors (the “Board”) of SANUWAVE Health, Inc., a Nevada corporation (the “Company”), approved the Amended and Restated 2006 Stock Option Incentive Plan of SANUWAVE Health, Inc. effective as of January 1, 2010 (the “Plan”). The Plan was not submitted for shareholder approval.
The Plan was assumed by the Company as the successor to SANUWAVE, Inc., in connection with a reverse merger between SANUWAVE, Inc. and a subsidiary of Rub Music Enterprises, Inc. that was completed on September 25, 2009.
The purpose of the amendment and restatement of the Plan is to provide for the issuance of stock options (“Options”) and common stock, $.001 par value per share (“Common Stock”) of the Company under the Plan and to provide that SANUWAVE, Inc. (a predecessor company of the Company) shall no longer issue any Options or Common Stock under the Plan. The Plan also increases the number of shares of Common Stock reserved for issuance under the Plan to 5,000,000.
The purpose of the Plan is to encourage and enable selected employees, directors, independent contractors, consultants or advisors of the Company and its related businesses to acquire or to increase their holdings of Common Stock and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Company. This purpose will be carried out through the granting of Nonstatutory Options and the direct issuance of shares of Common Stock to eligible participants.
The Plan is administered by the Board, or a designated committee of the Board. Employees (including officers), directors, independent contractors, consultants or advisors of the Company, or of a Company affiliate, are eligible to participate in the Plan. The price per share at which Options may be exercised is determined by the Board at the time of the grant, but in no event shall the Option price be less than the fair market value per share of the Common Stock on the date the Option is granted. No Option may be granted with an expiration date that exceeds ten years.
The Plan also contains standard provisions related to adjustments of awards, payment of purchase price, effects of any change in control, securities law compliance and withholding of amounts to cover applicable taxes. The description of the Plan contained in this Item 5.02 is qualified in its entirety by reference to the Plan itself, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2006 Stock Option Incentive Plan of SANUWAVE Health, Inc., effective as of January 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
By:	/s/ Christopher M. Cashman
	Name:	Christopher M. Cashman
	Title:	President and Chief Executive Officer
Dated: November 3, 2010